EXHIBIT 9.1

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
!  A30JUL6.CDI  #CMOVER_3.0B WHOLE_LOAN  !  MAX_CF_VECTSIZE 548
!
!! Created by Intex Deal Maker v3.5.214  ,  subroutines 3.0f2
!!   06/22/2004   3:12 PM
!
! Modeled in the Intex CMO Modeling Language, (WNYC0086493)
! which is copyright (c) 2003 by Intex Solutions, Inc.
! Intex shall not be held liable for the accuracy of this data
! nor for the accuracy of information which is derived from this data.
!
  DEFINE PREPAY PPC RISE_PERS 12 START_CPR 4 END_CPR 16
!
  DEFINE CONSTANT #OrigCollBal = 100000000.00
!
  DEFINE CONSTANT #OrigBondBal = 100000000.00
!
!
       FULL_DEALNAME:    A30JUL6
!
       DEAL SIZE:        $ 100000000.00
       PRICING SPEED:    100% PPC
!      ISSUE DATE:       20040701
       SETTLEMENT DATE:  20040730
!
  Record date delay: 24
!
 DEFINE TR_INDEXDEPS_ALL
!
 DEFINE SCHEDULE "SHIFT%"
!
   DEAL_CLOCK_INFO _
       ISSUE_CDU_DATE             20040701 _
       DEAL_FIRSTPAY_DATE         20040825
!
!
  DEFINE DYNAMIC STICKY #NetRate  = ( COLL_I_MISC("COUPON") ) / COLL_PREV_BAL * 1200
!
!
!
TOLERANCE WRITEDOWN_0LOSS 1.00
!
DEFINE TRANCHE "PT", "SUBORD"
!
!
Tranche "PT" SEN_FIX
   Block 94050000.00 at 6  FREQ M _
          DAYCOUNT 30360 BUSINESS_DAY NONE _
          Delay 24  Dated 20040701  Next 20040825
!
Tranche "SUBORD" JUN_FIX
   Block 5950000.00 at 6  FREQ M _
          DAYCOUNT 30360 BUSINESS_DAY NONE _
          Delay 24  Dated 20040701  Next 20040825
!
!
DEFINE PSEUDO_TRANCHE COLLAT _
   Delay 24 Dated 20040701 Next 20040825 Settle 20040730
!
  CLASS "SNR"       NO_BUILD_TRANCHE _
                    = "PT"
  CLASS "SUBORD"    NO_BUILD_TRANCHE _
                    = "SUBORD"
!
!
  CLASS "ROOT" _
                   = "SNR" "SUBORD"
!
  CROSSOVER When 0
!
  OPTIONAL REDEMPTION:    "Cleanup" _
                          DEAL_FRAC 5% _
                          PRICE_P ( COLL_BAL );
!
!
 INTEREST_SHORTFALL FULL_PREPAY    Compensate Pro_rata _
                    PARTIAL_PREPAY Compensate Pro_rata _
                    LOSS           Compensate Pro_rata
!
!
 CMO Block Payment Rules
------------------------------------
!
   calculate :  #SenPct  = 100 * BBAL("SNR")/BBAL("SNR","SUBORD")
!
!
   calculate :  #SenPrep = _
              IF (#SenPct > 100 * ORIG_BBAL("SNR")/ORIG_BBAL("SNR","SUBORD")) _
              THEN 100 _
              ELSE #SenPct + SHIFT% * (100-#SenPct), _
   Reduce_SHIFT%_when (1)
!
   calculate : #SENRECOV = _
     MAX( 0, MIN( #SenPct/100  * DELINQ_LIQUIDATE, _
                  #SenPrep/100 * DELINQ_RECOVER ))
!
 calculate:  "SNR" _
  NO_CHECK SCHEDULED       AMOUNT        V0  = #SenPct / 100 * COLL_P_SCHED , _
  NO_CHECK PREPAY          AMOUNT  LIMIT V1  = #SenPrep / 100 * COLL_P_PREPAY , _
  NO_CHECK RECOVER         AMOUNT  LIMIT V3  = #SENRECOV
!
  calculate :  #SenSchedAlloc   = V0
  calculate :  #SenPrepayAlloc  = V1
  calculate :  #SenRecoverAlloc = V3
!
   calculate : #SubSched = MAX( 0, COLL_P_SCHED - #SenSchedAlloc ) calculate :
   #SubPrepay = MAX( 0, COLL_P_PREPAY - #SenPrepayAlloc ) calculate : #SubRecov
   = MAX( 0, DELINQ_RECOVER - #SenRecoverAlloc)
!
 calculate:  "SUBORD" _
  NO_CHECK SCHEDULED      AMOUNT             = #SubSched , _
  NO_CHECK PREPAY         AMOUNT             = #SubPrepay , _
  NO_CHECK RECOVER        AMOUNT             = #SubRecov
!
------------------------------------
------------------------------------
        from :  CLASS ( "SNR" )
         pay :  SEQUENTIAL ( "PT#1" )
------------------------------------
------------------------------------
        from :  CLASS ( "SUBORD" )
         pay :  SEQUENTIAL ( "SUBORD#1" )
------------------------------------
!
 Schedule "SHIFT%"
Declare
60     100%
72     70%
84     60%
96     40%
108    20%
120    0%
!
!
 Collateral
!
!       Factor      --Delay--
! Type   Date       P/Y    BV   Use BV for 0
  WL  20040701    9999 9999   FALSE
!
! Pool#  Type     Gross     Current     Original   --Fee--  Maturity Orig
!                 Coupon    Factor      Balance    P/Y  BV  P/Y   BV Term
!! BEGINNING OF COLLATERAL
M        0               WL    00    WAC              6.283 (    100000000.00 /    100000000.00 );    100000000.00
0.283        0.283             356:4    356:4         360 NO_CHECK
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